As filed with the Securities and Exchange Commission on September 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Governing Instruments)
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)
Ashish R. Parikh
Chief Financial Officer
Hersha Hospitality Trust
510 Walnut Street
9th Floor
Philadelphia, Pennsylvania 19106
(215) 238-1046
(215) 238-0157 (Facsimile)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

COPIES TO:
James S. Seevers, Jr.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Facsimile)
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-113061
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities Being Registered	Amount Being	Maximum	Maximum	Amount of
	Registered	Offering Price	Aggregate Offering	Registration
		Per Share	Offering	Fee
Price
Common Shares of Beneficial Interest, $0.01 par value per share	723,045	$9.75	$7,049,689	$755

EXPLANATORY NOTE
This Registration Statement (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature pages, the exhibit index, opinions of counsel and the accountant consents. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-113061) filed by Hersha Hospitality Trust (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 24, 2004, as amended, including the exhibits thereto, and declared effective by the Commission on April 2, 2004, are hereby incorporated herein by reference. Pursuant to Rule 462(b) under the Securities Act, this Registration Statement is to be effective upon filing.
The Company is filing this Rule 462(b) Registration Statement in connection with the final issuance of common shares from their Registration Statement on Form S-3 (File No. 333-113061) to increase the number of shares available for sale and issuance pursuant to the pre-pricing prospectus filed by the Company pursuant to Rule 424(b)(5) on September 14, 2006 from 3,565,000 common shares (which included 465,000 common shares issuable pursuant to the underwriters’ over-allotment option) to 4,341,250 common shares (which includes 566,250 common shares issuable pursuant to the underwriters’ over-allotment option).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 14, 2006.

HERSHA HOSPITALITY TRUST (Registrant)
By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 13, 2006. Each of the directors and/or officers of Hersha Hospitality Trust whose signature appears below hereby appoints each of Jay H. Shah and Ashish R. Parikh, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Hersha Hospitality Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title
/s/ Hasu P. Shah Hasu P. Shah	Chairman and Trustee

/s/ Jay H. Shah Jay H. Shah	Chief Executive Officer and Trustee (Principal Executive Officer)

/s/ Ashish R. Parikh Ashish R. Parikh	Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Gillespie Michael R. Gillespie	Chief Accounting Officer (Principal Accounting Officer)

K.D. Patel	Trustee

/s/ John M. Sabin John M. Sabin	Trustee

/s/ Michael A. Leven Michael A. Leven	Trustee

/s/ William Lehr, Jr. William Lehr, Jr.	Trustee

/s/ Thomas S. Capello Thomas S. Capello	Trustee

/s/ Donald J. Landry Donald J. Landry	Trustee

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

5.1	Opinion of Hunton & Williams LLP

8.1	Opinion of Hunton & Williams LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Reznick Group, P.C.

23.3	Consent of KPMG LLP

23.4	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)